Exhibit 99.1

News Release

GREEN PLAINS RENEWABLE ENERGY, INC. ANNOUNCES APPOINTMENT

OF CHIEF OPERATING OFFICER

Omaha, NE (Market Wire) – November 30, 2009 – Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) announced the appointment of Jeffrey S. Briggs as Chief Operating Officer effective November 23, 2009. Mr. Briggs will be responsible for all operations across the Company, including Agribusiness and Ethanol Production. In addition, Mr. Briggs will lead the Company’s strategic sourcing efforts, environmental, health and safety programs and will report to Todd Becker, President and Chief Executive Officer.

“Jeff’s appointment reaffirms our focus on operational excellence.  I believe Jeff’s breadth and depth of experience in a manufacturing environment will allow us to realize greater efficiencies throughout our operations,” stated Todd Becker, President and Chief Executive Officer. “Jeff’s many years of well-rounded business knowledge adds to the strength of our management team, and we look forward to his leadership as we continue to grow our Company.”

Mr. Briggs spent seven years at Valmont Industries, Inc. as President of the Coatings Division where he managed a 10 facility division with over 1,000 employees. Prior to Valmont, Mr. Briggs acquired and managed a high tech electronic manufacturing company in Los Angeles; was Director of Mergers and Acquisitions for Peter Kiewit and Sons; and worked for Goldman Sachs in their Equities Division. He has a Bachelor of Science degree, summa cum laude, in Mechanical Engineering, Thermal and Power Systems from UCLA and an MBA from the Harvard Graduate School of Business.  He served 5 years as an Officer in the United States Navy on the nuclear submarine USS Whale.  Most recently, Mr. Briggs owned a private investment partnership investing in small and mid-sized companies and has been in a consulting capacity with Green Plains since July 2009.

About Green Plains Renewable Energy, Inc.

Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) is North America’s fourth largest ethanol producer, operating six ethanol plants in Indiana, Iowa, Nebraska and Tennessee with a combined expected operating capacity of 480 million gallons of ethanol per year. Green Plains also operates an independent third-party ethanol marketing service that currently provides marketing services to its affiliated plants as well as four third-party ethanol producers with expected operating capacity of 360 million gallons per year. Green Plains owns 51% of Blendstar, LLC, a Houston-based biofuel terminal operator with six facilities in five states. Green Plains’ agribusiness segment operates grain storage facilities and complementary agronomy, feed, and fuel businesses in northern Iowa and southern Minnesota.

Safe Harbor

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," “will,” "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, risks associated with commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy and/or regulation, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KT for the period ended December 31, 2008 and in the Company's subsequent filings with the SEC. Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The cautionary statements in this report expressly qualify all of our forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Company Contact:

Investor Contact:

Jim Stark, Vice President, Investor and Media Relations

John Baldissera

Green Plains Renewable Energy, Inc.

BPC Financial Marketing

(402) 884-8700

(800) 368-1217